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                                                                     EXHIBIT 5.1

              STATEMENT DETAILING COMPUTATION OF PER SHARE EARNINGS

For the year ended July 31, 2005 per audited Financial Statements:

     - net income (loss)                                          ($7,363,054)
                                                                  -----------

Weighted Average Number of Shares
Outstanding Calculated as follows:                   12,860,438
                                                     ----------
                                                     ----------

                                                     Weighted Average
     Number of Shares             Weight             Number of Shares
     ----------------             ------             ----------------
        12,997,551                  0.04                  519,902
        12,976,451                  0.04                  519,058
        12,938,051                  0.04                  517,522
        12,909,751                  0.04                  516,390
        12,862,651                  0.04                  514,506
        12,818,189                  0.80               10,273,060
                                                       -----------
                                                        12,860,438
                                                       -----------
                                                       -----------

Income (Loss) Per Share                                                ($0.57)
                                                                       ------

For the year ended July 31, 2004 per audited Financial Statements:

     - net income (loss)                                              $7,129,930

Weighted Average Number of Shares
Outstanding Calculated as follows:                   13,079,649
                                                     ----------
                                                     ----------

                                                     Weighted Average
     Number of Shares             Weight             Number of Shares
     ----------------             ------             ----------------
        13,164,327                 0.04                    541,000
        13,145,427                 0.08                  1,080,446
        13,117,527                 0.08                  1,078,153
        13,094,227                 0.17                  2,224,243
        13,078,227                 0.25                  3,332,261
        13,065,127                 0.07                    894,872
        13,056,351                 0.18                  2,325,103
        13,011,351                 0.08                  1,069,426
        12,997,551                 0.04                    534,145
                                                        ----------
                                                        13,079,649
                                                        ----------
                                                        ----------

Income (Loss) Per Share                                                  $(0.55)